EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2023 First Quarter Results

LYNNWOOD, Wash., June 01, 2023 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the first quarter ended April 29, 2023.

Net sales for the first quarter ended April 29, 2023 (13 weeks) decreased 17.1% to $182.9 million from $220.7 million in the first quarter ended April 30, 2022 (13 weeks).   Net loss in the first quarter of fiscal 2023 was $18.4 million, or $0.96 loss per diluted share, compared to a net loss of $0.4 million, or $0.02 loss per diluted share, in the first quarter of the prior fiscal year.

At April 29, 2023, the Company had cash and current marketable securities of $155.3 million compared to cash and current marketable securities of $173.0 million at April 30, 2022. The decrease was driven by capital expenditures of $27.5 million over this time period, offset by $11.2 million provided by operating activities.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “Our first quarter operating results were in-line with our outlook and reflect the significant change in consumer purchasing behavior that has occurred in the U.S. over the past year. While the domestic demand environment and heightened promotional activity has put pressure on our full-price selling model, we remain confident that the strong connections we’ve forged with our customers through Zumiez’s distinct brand culture, diverse and differentiated merchandise offering, and world class service have us well positioned for accelerated market share gains when we emerge from the current economic cycle. At the same time, we continue to expand our presence and evolve our capabilities in Europe and Australia and are encouraged by our momentum in these regions and the global foundation we are building for long-term, profitable growth.”

May 2023 Sales
Net sales for the four-week period ended May 27, 2023 decreased 12.8% compared to the four-week period ended May 28, 2022. Comparable sales for the four-week period ending May 27, 2023 decreased 14.3% from the comparable period in the prior year.

Fiscal 2023 Second Quarter Outlook
The Company is introducing guidance for the three months ending July 29, 2023. Net sales are projected to be in the range of $187 to $192 million. Loss per share is expected to be between $(0.63) to $(0.73).

The Company currently intends to open approximately 23 new stores in fiscal 2023, including up to 8 stores in North America, 10 stores in Europe and 5 stores in Australia.

Conference call Information
To access the conference call, please pre-register using this link (registration link). Registrants will receive confirmation with dial-in details. The conference call will also be available to interested parties through a live webcast at https://ir.zumiez.com. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.zumiez.com.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of May 27, 2023, we operated 758 stores, including 608 in the United States, 49 in Canada, 80 in Europe and 21 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2023 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	April 29, 2023	% of Sales	April 30, 2022	% of Sales
Net sales	$182,887	100.0%	$220,686	100.0%
Cost of goods sold	133,529	73.0%	148,312	67.2%
Gross profit	49,358	27.0%	72,374	32.8%
Selling, general and administrative expenses	70,712	38.7%	71,877	32.6%
Operating (loss) profit	(21,354)	-11.7%	497	0.2%
Interest income, net	858	0.5%	492	0.2%
Other (expense) income, net	(541)	-0.3%	172	0.1%
(Loss) earnings before income taxes	(21,037)	-11.5%	1,161	0.5%
(Benefit from) provision for income taxes	(2,655)	-1.4%	1,558	0.7%
Net loss	$(18,382)	-10.1%	$(397)	-0.2%
Basic loss per share	$(0.96)		$(0.02)
Diluted loss per share	$(0.96)		$(0.02)
Weighted average shares used in computation of loss per share:
Basic	19,197		19,533
Diluted	19,197		19,533

ZUMIEZ INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 29, 2023	January 28, 2023	April 30, 2022
	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$66,655	$81,503	$62,501
Marketable securities	88,684	91,986	110,452
Receivables	20,655	20,613	23,609
Inventories	147,871	134,824	141,883
Prepaid expenses and other current assets	12,755	11,252	10,348
Total current assets	336,620	340,178	348,793
Fixed assets, net	94,419	93,746	90,313
Operating lease right-of-use assets	216,091	222,240	240,052
Goodwill	56,925	56,566	55,325
Intangible assets, net	14,404	14,443	14,091
Deferred tax assets, net	11,034	8,205	7,910
Other long-term assets	12,005	12,525	11,630
Total long-term assets	404,878	407,725	419,321
Total assets	$741,498	$747,903	$768,114

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$59,551	$40,379	$65,108
Accrued payroll and payroll taxes	18,378	16,321	19,334
Operating lease liabilities	63,866	65,460	69,327
Other liabilities	19,298	23,649	24,528
Total current liabilities	161,093	145,809	178,297
Long-term operating lease liabilities	182,507	188,835	207,953
Other long-term liabilities	6,055	5,931	4,967
Total long-term liabilities	188,562	194,766	212,920
Total liabilities	349,655	340,575	391,217

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 19,782 shares issued and outstanding at April 29, 2023, 19,489 shares issued and outstanding at January 28, 2023, and 19,459 shares issued and outstanding at April 30, 2022	190,599	188,418	182,899
Accumulated other comprehensive loss	(19,077)	(19,793)	(23,274)
Retained earnings	220,321	238,703	217,272
Total shareholders’ equity	391,843	407,328	376,897
Total liabilities and shareholders’ equity	$741,498	$747,903	$768,114

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three Months Ended
	April 29, 2023	April 30, 2022
Cash flows from operating activities:
Net loss	$(18,382)	$(397)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	5,379	5,416
Noncash lease expense	16,313	16,495
Deferred taxes	(2,912)	1,838
Stock-based compensation expense	1,906	1,700
Impairment of long-lived assets	312	-
Other	375	(72)
Changes in operating assets and liabilities:
Receivables	1,030	(4,172)
Inventories	(13,091)	(14,580)
Prepaid expenses and other assets	(925)	(280)
Trade accounts payable	18,868	9,672
Accrued payroll and payroll taxes	2,087	(11,696)
Income taxes payable	(301)	(4,987)
Operating lease liabilities	(18,609)	(18,403)
Other liabilities	(4,929)	(5,011)
Net cash used in operating activities	(12,879)	(24,477)
Cash flows from investing activities:
Additions to fixed assets	(5,438)	(3,562)
Purchases of marketable securities and other investments	(1,850)	(1,914)
Sales and maturities of marketable securities and other investments	5,571	64,041
Net cash (used in) provided by investing activities	(1,717)	58,565
Cash flows from financing activities:
Proceeds from revolving credit facilities	1,549	17,414
Payments on revolving credit facilities	(1,549)	(17,414)
Proceeds from issuance and exercise of stock-based awards	460	782
Payments for tax withholdings on equity awards	(185)	(407)
Common stock repurchased	—	(87,860)
Net cash provided by (used in) financing activities	275	(87,485)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(509)	(1,497)
Net decrease in cash, cash equivalents, and restricted cash	(14,830)	(54,894)
Cash, cash equivalents, and restricted cash, beginning of period	88,453	124,052
Cash, cash equivalents, and restricted cash, end of period	$73,623	$69,158
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$536	$4,657
Accrual for purchases of fixed assets	2,323	2,530

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200